SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2007 Executive Performance Program and Eligibility Amounts

At a meeting held on January 26, 2007 (the “Meeting”), the Compensation Committee (the “Committee”) of the Board of Directors of Vignette Corporation (the “Company”) approved the Executive Performance Program (the “Executive Performance Program”) for fiscal year 2007. In addition, the Committee determined that the target annualized bonus amounts for fiscal 2007 for the following officers would be increased as follows: (i) the target bonus amount for T. Patrick Kelly, the Company’s Chief Financial Officer, would be increased from $125,000 in fiscal year 2006 to $150,000 in fiscal year 2007; (ii) the target bonus amount for Leo Brunnick, the Company’s Senior Vice President for Product and Marketing, would be increased from $100,000 in fiscal year 2006 to $125,000 in fiscal year 2007; and (iii) the target bonus amount for Gayle Wiley, the Company’s Senior Vice President for Global Human Resources, would be increased from $60,000 in fiscal year 2006 to $75,000 in fiscal year 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: June 15, 2007	By:	/s/ T. Patrick Kelly
T. Patrick Kelly
Chief Financial Officer